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                                                                     EXHIBIT 3.2

          SERIES A 6% CUMULATIVE NON-VOTING CONVERTIBLE PREFERRED STOCK

         1. Designation and Amounts. The designation of this series, which consists of [779,750] shares of Preferred Stock, is the Series A 6% Cumulative Non-Voting Convertible Preferred Stock (the "Series A Preferred Stock") and the stated value shall be $10.259698 per share (the "Stated Value").

         2. Dividends. The holders of the Series A Preferred Stock of the Corporation shall be entitled to receive a 6% annual cumulative dividend, payable quarterly in cash. Dividends shall be calculated from the date of issuance (the "Issuance Date") and payable, in each case quarterly beginning on the ____ day of ___________ of each year (the "Dividend Payment Date"); provided, however, that beginning the fifth quarter after the Issuance Date, the dividend may be paid either in cash or, at the option of the Corporation, in registered common stock of the Corporation, using a price per share of common stock equal to the Conversion Market Value as defined in Section 3 below. The right to receive dividends in cash during the first four quarters after the Issuance Date may be waived by any holder of Series A Preferred Stock, as to the dividends due to such holder, upon request to the Corporation in writing at least five business days prior to a record date. Dividends shall be paid to recordholders of shares of Series A Preferred Stock as of the close of business on the record date for such dividend, which shall be the first day of each month (whether or not a business day) as the case may be, next preceding the Dividend Payment Date (the "Dividend Record Date"). The right of the holder of shares of Series A Preferred Stock as of the Dividend Record Date to the relevant dividend shall not be affected by the subsequent transfer or cancellation of such shares; such dividend being payable to the holder as of the Dividend Record Date notwithstanding such transfer or cancellation. No dividends may be paid on any common stock, unless and until all accrued and unpaid dividends have been made to the holders of Series A Preferred Stock.

         3. Holder's Conversion of Series A Preferred Stock. During each of the thirteenth (13th) through sixty-second (62nd) months after the Issuance Date, any original holder or subsequent holder of Series A Preferred Stock shall be entitled to convert up to an aggregate of two percent (2%) (the "Monthly Allowance") of the original total Stated Value of all Series A Preferred Stock held by the original holder into such number of fully paid and nonassessable registered shares of common stock, par value $.001 per share ("Common Stock") (rounded to the nearest whole share of Common Stock), as is determined by dividing the Stated Value of the Series A Preferred Stock by the conversion price of the common stock in effect at the date of conversion (the "Conversion Price"). The Conversion Price of the common stock shall be the lesser of (i) four dollars ($4.00) per share or (ii) the Conversion Market Value of the Common Stock on the date of conversion. The holder may effect a conversion by delivery of a conversion notice (the "Conversion Notice"), substantially in the form provided in Exhibit A, to the Corporation. The Conversion Notice shall be accompanied by the number of shares of Series A Preferred Stock being converted. "Conversion Market Value" of the Common Stock is defined as the average of the closing bid and asked price of the Corporation's Common Stock for the ninety
(90) trading day period immediately preceding the date of conversion; provided, however, that the Conversion Market Value of the Common Stock shall


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not be less than two dollars ($2) per share. The date of conversion is the date
RMAG receives the Conversion Notice.

         Any Series A Preferred Stock not converted up to the Monthly Allowance can be rolled over to the following month, increasing the Monthly Allowance during the following month for such holder; provided, however, that the allowable conversion rate for any original holder or subsequent holder, after such adjustment, shall not exceed an aggregate of thirty percent (30%) of the original total Stated Value of all Series A Preferred Stock held by the original holder in any one year. Notwithstanding the percentage limitations described in this Paragraph 3, at any time during the sixty-third (63rd) through seventy-second (72nd) months after the Issuance Date, the holder may convert all remaining Series A Preferred Stock held by such holder. All unconverted Series A Preferred Stock shall be converted on or before the end of the seventy-second
(72nd) month after the Issuance Date, at the Conversion Price.

         4. Adjustment for Stock Dividends; Stock Splits, Etc. If, prior to the date on which all shares of the Series A Preferred Stock are converted, the Corporation shall (i) pay a dividend in shares of Common Stock, (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares of Common Shares (collectively, an "Adjustment Event"), the Conversion Price in effect on the opening of business on the record date shall thereupon be adjusted, or, if necessary, the right to convert shall be amended, such that the number of shares of Common Stock receivable upon conversion of the shares of Series A Preferred Stock immediately prior thereto shall be adjusted so that the holders of the Series A Preferred Stock shall be entitled to receive, upon the conversion of such shares of Series A Preferred Stock, the kind and number of shares of Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph 5 shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. Upon the occurrence of each Adjustment Event, the Corporation shall promptly furnish to each holder of Series A Preferred Stock a writing setting forth such adjustment and showing the facts upon which such adjustment is based.

         5. Consolidation, Merger, Exchange, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with the same relative rights and preferences as the Series A Preferred Stock or, if such exchange or change cannot be effected, each share of Series A Preferred Stock may be converted into the aggregate amount of the stock and other property into which each share of Common Stock is exchanged or changed in the transaction, times the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction.


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         6.  Reissuance of Certificates. In the event of a conversion pursuant to these Articles of Amendment of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Series A Preferred Stock a preferred stock certificate representing the remaining Series A Preferred Stock which has not been so converted.

         7. Reservation of Shares. The Corporation shall, so long as any of the Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of registered shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding.

         8. Voting Rights. Holders of Series A Preferred Stock shall have no voting rights, except as required by law, including but not limited to the Florida Business Corporation Act, and as expressly provided in these Articles of Amendment.

         9.  Preferred Rank; Participation.

             (a) All shares of Common Stock shall be of junior rank to all Series A Preferred Stock in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series A Preferred Stock.

             (b) The holders of the Series A Preferred Stock shall, as holders of Series A Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Stock had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

         10. Vote to Change the Terms of Series A Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series A Preferred Stock, shall be required for any change to these Articles of Amendment or the Corporation's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

         11. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-


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issue preferred stock certificates if the holder contemporaneously requests the
Corporation to convert such Series A Preferred Stock into Common Stock in which case such Series A Preferred Stock shall be converted pursuant to the terms of the Articles of Amendment and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

         12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in these Articles of Amendment shall be cumulative and in addition to all other remedies available under these Articles of Amendment, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of these Articles of Amendment. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         13. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         14. No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance and performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment. Notwithstanding any implications to the contrary, the forgoing shall not have the result of requiring the approval or consent of the Series A Preferred Stock in order to amend the Articles of Incorporation or to permit the Corporation to engage in a reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, or issuance or sale of securities. The holders of Series A Preferred Stock shall only have those voting rights set forth in Paragraph 9.


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                                    EXHIBIT A

                           REGISTRY MAGIC INCORPORATED
                                CONVERSION NOTICE

Reference is made to the Articles of Amendment to the Articles of Incorporation (the "ARTICLES OF AMENDMENT"). In accordance with and pursuant to the Articles of Amendment, the undersigned hereby elects to convert the number of shares of Series A 6% Cumulative Non-Voting Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") of Registry Magic Incorporated, a Florida corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series A Preferred Stock specified below as of the date specified below.

         Date of Conversion:
                            ---------------------------------------------------
         Number of Series A Preferred Stock originally owned:
                                                             ------------------
         Number of Series A Preferred Stock to be converted:
                                                            -------------------
         Stock certificate no(s). of Series A
         Preferred Stock to be converted:
                                         --------------------------------------

Please confirm the following information:

         Conversion Price:   $
                              --------
         Number of shares of Common Stock
         to be issued:
                       --------------------------------------------------------
Please issue the Common Stock into which the Series A Preferred Stock are being converted in the following name and to the following address:

         Issue to:
                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------
         Facsimile Number:
                                            -----------------------------------
         Authorization:
                                            -----------------------------------
                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

         Dated:
                            ---------------------------------------------------

         Account Number:
           (if electronic book entry transfer):
                                               --------------------------------
         Transaction Code Number
           (if electronic book entry transfer):
                                               --------------------------------